Exhibit 99.2
Qumu Corporation
Fourth Quarter and Full Year 2021
Earnings Conference Call
March 17, 2022

Operator

Welcome to Qumu’s fourth quarter and full year 2021 conference call. My name is Dulem, and I will be your operator this afternoon. Joining us is Qumu’s President and CEO TJ Kennedy, CFO Tom Krueger, COO Rose Bentley, and Matt Glover from Gateway Investor Relations.

At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *1 on your telephone. If you require any further assistance, please press *0.

I would now like to turn the call over to Matt Glover. Sir, you may begin.

Matt Glover – Qumu Investor Relations

Thanks, operator, and good afternoon, everyone.

After the market close today, Qumu issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2021, a copy of which is available on the Investor Relations section of the company’s website.

During today’s call, management will make certain statements with respect to the Company’s expected financial results, the Company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially.

Please note these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements — whether as a result of new information, future events, or otherwise, except as required by law.

Please refer to Qumu’s SEC filings, specifically its Form 10-K and financial results press release, for a more detailed description of risk factors that may affect the Company’s results.

During the call today, management will discuss Adjusted EBITDA, a non-GAAP financial measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you will find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from, a substitute for or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.

I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.

Now I will turn it over to Qumu’s President and CEO TJ Kennedy. TJ?

TJ Kennedy – President and CEO

Thank you, Matt. And good afternoon to everyone on the call. Thank you for joining us.

From a high level, our results for the quarter and year demonstrate the continued execution of our strategic roadmap, which emphasizes growing our cloud business and scaling our SaaS revenue base. Highlighting this success is the 35% SaaS revenue growth we delivered in 2021, bringing our total SaaS revenue to a record $10.2 million at year end. Our SaaS revenue as a percentage of total revenue has grown from 18% of total revenue for Q2 of 2020 to 48% of total revenue for Q4 2021. This is a dramatic shift of our business to SaaS in just six quarters.

SaaS revenue accounted for 56% of our total recurring revenue exceeding our guidance for the 2021 and giving us encouraging momentum as we begin 2022. SaaS annual recurring revenue also grew by 16% in 2021, bringing the compounded annual growth rate for SaaS ARR over the last two years to 40%, which we expect to serve as a strong benchmark going forward. Our SaaS revenue and ARR growth in Q4 and 2021 clearly demonstrate that our SaaS transformation is underway.

As expected, our overall topline was down for the year, which was a direct result of certain legacy, on-prem contracts sunsetting as we focus our attention on higher margin, and recurring revenue deals. Our partner-led sales motions and customer success efforts are gaining momentum and driving new logos, deeper relationships, higher retention and cloud conversions. In 2021, we completed five on-prem to SaaS conversions and we expect to complete a similar number this year. Partner-generated revenue grew 25% compared to 2020 and accounted for more than 30% of our total revenue in 2021. Looking at our costs, the optimization measures we implemented in the second half of 2021 have made us a more nimble and efficient organization, reflected by strong margins and reduced operating expenses, which we expect to maintain throughout the course of this year.

That commentary provides a nice segue to introduce our new CFO Tom Krueger, who joined Qumu last December. In less than four months, Tom has already made a marked impact on our finance organization and has helped to augment our ongoing evolution into a SaaS-first organization. For those that haven’t had the pleasure to get to know Tom, he is a seasoned finance leader with more than 20 years of experience working with leading SaaS-centric and technology companies, including Khoros, Meltwater, Salesforce, and Sun Microsystems. Prior to Qumu, he was acting CFO and VP of Finance for Khoros, a $200 million SaaS-based customer engagement software company. Prior to Khoros, he led FP&A for Meltwater, a $165 million SaaS-based social media monitoring business.

And, with that introduction as a background, I’ll now turn it over to Tom to discuss our financial results for the fourth quarter and full year 2021. Tom?

Tom Krueger – Chief Financial Officer

Thanks for the warm welcome, TJ, and it’s great to be speaking with everyone this afternoon. I will expand on a few items not already addressed by TJ or included in our earnings release this afternoon.

The metrics that we use to measure the success of our SaaS transformation continue to move in the right direction.
•During Q4, subscription ARR increased 16% to $12.8 million from $11.1 million in Q4 2020 and increased sequentially from $12.6 million in Q3 2021.
•At quarter end, our SaaS Gross Retention Rate, or GRR, was 91% compared to 80% at end of Q4 2020.
•Our SaaS Net Retention Rate, or NRR, was 114% at the end of Q4 2021 compared to 141% at end of Q4 2020. While NRR decreased compared to the prior year period, we believe the Q4 2021 retention rate of 114% reflects the value that our customers see in the Qumu solution and provides a solid foundation for continuing to expand into our customer base in future periods.

Moving on to operating expenses and Adjusted EBITDA, a non-GAAP measure:

•Expenses for 2021 and 2020 reflect the impact of our long-term strategic plan implemented in late 2020 as we transition to a SaaS-first business model. This transition prioritizes the use of resources for initiatives that grow recurring cloud revenue through the acquisition of new customers from an increasingly broad target market, vertical expansion within Qumu's customer base, and conversion of existing customers from our on-premise solution to our SaaS solution. Such prioritization is reflected in higher costs incurred during 2021 and 2020 for sales and marketing initiatives. These initiatives are designed to build our sales pipeline by creating engaging content, building brand visibility, securing top rankings with industry influencers and analysts, investing in top management and sales talent globally, and onboarding new channel partners with resources, training and ongoing support for immediate penetration into their client bases.
•Much of these costs were incurred within our sales and marketing function during the first half of 2021 as we were building the foundation for our SaaS transformation. These costs have since tapered as we focus on leveraging that initial investment, as sales and marketing expense for the second half of 2021 was $8.8 million, compared to $9.6 million in the first half of 2021, representing an 8% decrease. We will further focus and reduce sales and marketing expenses, as needed, to align resources with Qumu’s strategic plan in 2022.
•The cost-optimization measures we implemented during Q3 drove a 4% sequential decrease in our overall operating expenses, as operating expenses were $8.5 million in Q4 2021, compared to $8.8 million in Q3 2021. For the second half of 2021, operating expenses decreased to $17.3 million from $18.9 million in the first half of 2021, representing an 8% decrease.
•These cost savings during the second half of 2021 were also reflected in Adjusted EBITDA, a non-GAAP measure, which improved to a loss of $(3.1) million in Q4 2021, compared to a loss of $(3.5) million in Q3 2021. Net loss was $(3.7) million for both Q4 2021 and Q3 2021. A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, a GAAP measure, is included in our earnings releases for the respective periods.

Now for the balance sheet.

•Cash increased to $20.6 million at the end of Q4 2021, compared to $18.2 million at the end of Q3 2021, as we drew $5.0 million on our line of credit during the fourth quarter.
•As of December 31, 2021, we maintained a balance of $5.0 million on our line of credit and were in compliance with all borrowing covenants.
•We continue to manage cash closely and have seen improvement to cash burn after initiating our cost-optimization program in the third quarter 2021. We will continue to monitor expenses and leverage available financing to align expenditures with bookings and collections on our path to becoming cash flow positive.

This concludes my prepared remarks. I’ll turn it over to our COO Rose Bentley to discuss the key elements of our strategic roadmap and the traction we’re realizing on key initiatives.

Rose?

Rose Bentley – Chief Operating Officer

Thank you, Tom, and good afternoon, everyone.

As TJ alluded to in his opening remarks, a key component in driving new logos and generating SaaS revenue growth has been our partner-led sales motion, which is a tentpole of our transformational roadmap. Our partner strategy has dramatically reduced sales friction and facilitated higher velocity adoption of the Qumu platform because our partners know their enterprise customers' needs best and already have a value based relationship with them. Large enterprise customers are also buying through the channel more than ever before because enterprise customers expect a level of integration, innovation and end-to-end solution that only a partner-led strategy can provide. It's because of this favorable dynamic that we’ve placed even more emphasis on expanding our channel-led sales initiatives to scale our customer footprint and create new and larger SaaS revenue opportunities for Qumu more rapidly. At the outset of this year, we made the strategic decision to flip our go-to-market strategy and place 80% of our focus on channel selling with the remaining 20% on our direct sales motions. A benefit of this model is that we’re able to redirect resources and reallocate them towards expanding our partner network and partner success initiatives – both of which are yielding strong results demonstrated by our partner-generated revenue growing 25% compared to 2020 and accounting for more than 30% of our total revenue in 2021.

To ensure we continue to see this level of investment in our partner’s success in 2022, and build on the partner program we launched in Q3 of 2021, we are working closely with our partners in the program to integrate the Qumu Video Engagement Platform with their enterprise technology solutions to better meet their customers’ needs, while driving revenue. Today’s global enterprises demand high-quality, secure video options for their workforce, and our partners recognize that having access to a leading cloud-based enterprise video platform is the way to make that happen.

One of our active partners, TD SYNNEX, and its resellers, are having great success incorporating the Qumu Platform into their customers’ technology workflows, which we expect to start translating to new deals in the second half of this year. Our continued ability to deliver additional support and an enterprise video solution to our partners is just one example of our commitment to co-innovating with our partners. And we’re able to provide the dual benefit of ensuring they’re able to offer a video solution into what they’re bringing to market for their customers today, and they can still stay ahead of the varied and evolving needs of today’s organizations.

Additionally, our partnership with GovSmart, a full-scale provider of IT products to the government, is building momentum. As we talked about on our last call, GovSmart was instrumental in helping secure our largest customer win in Q3. Many government sectors are working with outdated video solutions, which impact how effectively teams can communicate, from training to collaborating. GovSmart selected us to bring their government customers a video engagement platform that is scalable, configurable, and easy to use but can also meet the most stringent security requirements and content creation needs of federal agencies. The GovSmart prospect pipeline continues to build and prepare for the Government buying season starting in September. Perhaps our most exciting new strategic partnership is with Kollective, a provider of enterprise content delivery network or ECDN, infrastructure for internal communications. Kollective incorporates enterprise-grade video into its software platform to deliver internal content faster, more reliably and with less bandwidth to its network of customers. By combining Qumu’s video engagement tools with Kollective’s delivery platform, customers receive a scalable video communications solution. We’re really excited about this enhanced partnership and we are looking forward to reporting on its success in the coming quarters.

Now at the close of last year, and into this year we have been working feverishly to bring differentiated and innovative partners into our ecosystems because our partner-led strategy is not only supporting how we go to market and acquire new customers, it also supports our current customer success and expansion strategy which are critical pillars in our transformation to SaaS.

Our customers today expect a secure and reliable, enterprise-grade, cloud solution and as I spoke to at the beginning of my remarks, our enterprise customers expect a level of innovation and integration which yields a more streamlined and dependable end-to-end solution to meet their growing business needs.

Our approach to how we are strategically building our partner ecosystem allows us to deliver more value for our current customers by providing them with the end-to-end solution they need to deliver against their video needs. Our channel-led strategy is keeping our customers as the heart of all that we do, in every decision that we make, and on a path to leverage the best in breed video solution at scale.

And with that, I'll turn it back over to you, TJ

TJ Kennedy – President and CEO

Thanks, Rose.

As many of you have experienced personally, workplaces have been permanently transformed by the pandemic. As remote and hybrid work becomes the norm, the need for an enterprise-grade video platform that can provide the security, performance, features, and ease of administration has never been greater. Qumu is the answer. And it’s not just us or our valued customers that have recognized the power of our platform. Qumu’s Video Engagement Platform has been recognized by several industry firms like Aragon Research and, most recently, The Cloud Awards, which included our cloud platform as a ‘Best Software as a Service’ finalist.

Reflecting on 2021, it was a transformative year for our organization, and I am incredibly proud of what the team accomplished. We scaled our cloud offerings, expanded our partner network, converted key on-prem customers to the cloud, and delivered robust SaaS revenue growth. We also established a comprehensive ESG framework grounded on one of Qumu’s key organizational truths — Work from Wherever, Whenever, which impacts both the environmental and social areas. If you haven’t done so already, I encourage you to visit our ESG page located within the investor relations section of our corporate website.

Looking ahead, the progress we’re making with partners and strategic alliances is gaining traction, which we believe will translate to more results starting in the second quarter of this year. As we continue to transform our business, we are focused on delivering robust SaaS revenue growth, which will be driven by new customer and expansion bookings sourced through the channel in 2022. Based on our success driving SaaS revenue and ARR in 2021, we are increasing our goals for 2022. We now expect our SaaS recurring revenue as a percentage of our recurring revenue to be at least 65% by the end of 2022 and 75% of recurring revenue mix by the end of 2023. Longer term, we are confident that Qumu will emerge as a subscription-driven growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing cash flow and Adjusted EBITDA and net income profitability.

We will now take your questions. Dulem, please provide the appropriate instructions.

Operator

[Q&A session]

Thank you. At this time, this concludes the company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.

I would now like to turn the call back over to Mr. Kennedy for his closing remarks.

TJ Kennedy – President and CEO

Thanks, Dulem, and thank you everyone for joining our call this afternoon. I look forward to speaking with you again soon.

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the company’s products or software, or the success of go-to-market strategies or the other initiatives in the company’s strategic plan. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other factors set forth in the company’s filings with the Securities and Exchange Commission.